EXHIBIT 5.6

FUTRO & ASSOCIATES, P.C.

Attorneys and Counselors at Law

ALAMO PLAZA

1401 SEVENTEENTH STREET - 11TH FLOOR

DENVER, COLORADO 80202

TELEPHONE   (303) 295-3360

FACSIMILE     (303) 295-1563

January 7, 2005

Board of Directors

BlastGard International, Inc.

12900 Automobile Blvd., Suite D

Clearwater, Florida 33762

Re:	Opinion of Counsel No. 05-007.1

Registration Statement of Form SB-2

Gentlemen:

You have requested our opinion, as counsel for BlastGard International, Inc., a Colorado corporation (the “Company”), in connection with the pre-effective amendment No. 1 to a registration statement on Form SB-2, SEC file no. 333-121455 (the “Registration Statement”), under the Securities Act of 1933, as amended, filed by the Company with the Securities and Exchange Commission for the sale of 4,011,340 shares (the “Registered Shares”) of common stock, $.001 par value (the “Common Stock”), by the selling securityholders named in the Registration Statement, including (i) up to 1,638,201 shares of common stock held by certain securityholders; (ii) up to 953,139 shares of common stock issuable upon exercise of common stock purchase warrants; and (iii) up to 1,420,000 shares issuable upon conversion of secured convertible promissory notes.

We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing and in reliance thereon, we are of the opinion that the 1,638,201 shares of common stock held by certain selling securityholders have been, the 953,139 shares of common stock issuable upon exercise of the warrants will be, and the 1,420,000 shares issuable upon conversion of the notes will be, duly and validly authorized, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Sincerely,

/s/ FUTRO & ASSOCIATES, P.C.